UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2025

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634
(Address of Principal Executive Offices) (Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we,” “our,” “us” and “the Company” refer to Service Properties Trust.

Item 8.01.	Other Events.

Senior Secured Notes Transaction

On September 23, 2025, we completed a private offering of $580,155,000 in aggregate principal amount at maturity of zero coupon senior secured notes due 2027, or the Notes. The net proceeds from the offering were approximately $490.0 million, after giving effect to original issue discount and deducting the initial purchasers’ discount and estimated transaction fees and expenses. We intend to use the net proceeds from the offering to fund the redemption in full of all of our outstanding 4.750% senior notes due 2026, or the 2026 Notes, and to reduce amounts outstanding under our revolving credit facility.

After purchasing the Notes from us, the initial purchasers offered and sold the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes and the guarantees thereof were issued under an indenture, dated as of September 23, 2025, or the Indenture, among us, the Subsidiary Guarantors (as defined below) and U.S. Bank Trust Company, National Association, or U.S. Bank, as trustee and collateral agent.

No cash interest will accrue on the Notes prior to maturity, unless we elect to exercise the extension option described below. The Notes will have an initial accreted value of $861.84 per $1,000 principal amount at maturity, which was the offering price of the Notes to investors in the offering. The accreted value of each Note will increase from the date of issuance until September 30, 2027, the maturity date of the Notes, at a rate of 7.50% per annum compounded semiannually on March 30 and September 30 of each year, such that the accreted value will equal the principal amount at maturity of each Note on that date.

We have a one-time option to extend the maturity date of the Notes by one year, to September 30, 2028, without the consent of the noteholders, subject to the satisfaction of certain conditions and the payment of an extension fee. Interest on the Notes will accrue from, and including, September 30, 2027 to, but excluding, September 30, 2028, and will be payable in cash at an initial rate equal to 7.50% per annum, which interest rate will increase by 25 basis points to 7.75% per annum for the period from, and including, January 30, 2028 to, but excluding, May 30, 2028, and will increase by an additional 25 basis points to 8.00% per annum for the period from, and including, May 30, 2028 to, but excluding, September 30, 2028.

The Notes are fully and unconditionally guaranteed on a joint and several basis by (i) newly formed wholly owned subsidiaries, or the TA Landlord Subsidiaries, that are the landlords with respect to a portfolio of our properties leased to TravelCenters of America Inc., and (ii) all of our subsidiaries that guarantee our existing senior unsecured notes, or together with the TA Landlord Subsidiaries, collectively, the Subsidiary Guarantors. The Notes are secured by first-priority liens on the equity interests of the TA Landlord Subsidiaries.

The Notes are subject to certain restrictive financial and operating covenants, including covenants that restrict our ability to incur debts in excess of calculated amounts, that require us to maintain certain financial ratios and that restrict certain activities of the TA Landlord Subsidiaries.

The foregoing description of the Notes is not complete and is subject to and qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 4.1, which is incorporated by reference herein.

2026 Notes Redemption

In connection with the offering of Notes, on September 16, 2025, we delivered a notice of redemption to U.S. Bank, as successor trustee to U.S. Bank National Association, with respect to all of our outstanding 2026 Notes for a redemption price equal to the principal amount of $450.0 million, plus accrued and unpaid interest to but excluding the date of redemption, plus a make-whole premium. This redemption is expected to occur on October 16, 2025. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2026 Notes.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, the current intentions with respect to the use of proceeds from the offering of the Notes to fund the redemption in full of all of our outstanding 2026 Notes and to reduce amounts outstanding under our revolving credit facility may not occur when expected or at all or may be delayed.

The information contained in our filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of September 23, 2025, between the Company, certain subsidiaries of the Company named therein as guarantors and U.S. Bank Trust Company, National Association, relating to the Company’s Senior Secured Notes due 2027, including form thereof.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: September 24, 2025